Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TaskUs, Inc. (formerly known as TU Topco, Inc.):

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Los Angeles, California

April 12, 2021